UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2011

TechniScan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 521-0444

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 31, 2011, TechniScan, Inc., a Delaware corporation ( the “Company,” “our” “we” “us”) entered into a Seventh Amendment to its Note and Warrant Purchase Agreement dated as of March 30, 2010 (“Note Purchase Agreement”) with Biotex Pharma Investments LLC (“Biotex”), Danal International Trading Corp. (“Danal”), Kenneth G. Hungerford II (“Hungerford”), Michael J. Jandernoa (“M. Jandernoa”), and Carl Jandernoa (“C. Jandernoa”)  (“Seventh Amendment”).  Pursuant to the Seventh Amendment, we issued an aggregate of $275,000 of senior secured convertible promissory notes (“Notes”) due and payable April 15, 2011, in the case of Hungerford in the amount of $100,000, in the case of M. Jandernoa in the amount of $150,000, and in the case of C. Jandernoa in the amount of $25,000.  Hungerford, M. Jandernoa and C. Jandernoa are referred to as Current Investors.  The Notes issued to the Current Investors are First Lien Notes as defined in the Note Purchase Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 5, 2010.

As part of the purchase of the Notes, we issued the Current Investors an aggregate of 27,500 shares of our restricted common stock (“Shares”) as follows: Hungerford 10,000 Shares; M. Jandernoa 15,000 Shares; and C. Jandernoa 2,500 Shares.  Also as part of the purchase of the Notes, the Current Investors received common stock purchase warrants (“Warrants”) exercisable for five years from the date of grant to purchase an aggregate of 102,614 Shares, at an exercise price of $2.68 per share, in case of Hungerford, Warrants to purchase 37,314 Shares; in case of M. Jandernoa, Warrants to purchase 55,971 Shares; and in case of C. Jandernoa, Warrants to purchase 9,329 Shares.   The Notes and Warrants issued to the Current Investors have the same material terms as the amended senior secured convertible promissory notes (“Senior Notes”) and the amended common stock purchase warrants (“2010 Warrants”), respectively, we issued pursuant to the Note Purchase Agreement and other investment documents in connection with our private debt offering described in our Current Reports on Form 8-K filed with the SEC on April 5, 2010, May 14, 2010, May 25, 2010, October 1, 2010, October 12, 2010, October 19, 2010, November 3, 2010 and November 18, 2010.

Effective January 31, 2011, with the payment of $229,437 to Biotex and $45,563 to Danal, the maturity date of all Senior Notes was extended to April 15, 2011(the “Extension”).  As part of the Extension, we issued an aggregate of 285,000 Shares as follows: Biotex 100,000 Shares; Danal 20,000 Shares; Louis Schiliro (“Schiliro”) 23,000 Shares; Hungerford 50,000 Shares; Richard J. Stanley (“Stanley”) 40,000 Shares;  M. Jandernoa 35,000 Shares; Marlene J. Landstra (“M. Landstra”), Jerrold R. Landstra (“J. Landstra”) and John C. Klock (“Klock”) 5,000 Shares each; and Edward C. Mattes, Jr. (“Mattes”) and Felix M. Lopez, Jr. (“Lopez”) 1,000 Shares each. Biotex, Danal, Schiliro, Hungerford, Stanley, M. Jandernoa, M. Landstra, J. Landstra, Klock, Mattes and Lopez are referred to as the “Investors.”

Also as part of the Extension, the Investors received Warrants exercisable for five years from the date of grant to purchase 968,811 Shares, at an exercise price of $2.68 per share, as follows: Biotex, Warrants to purchase 373,135 Shares; Danal, Warrants to purchase 74,628 Shares; Schiliro, Warrants to purchase 85,821 Shares; Hungerford, Warrants to purchase 186,568 Shares; Stanley, Warrants to purchase 149,254 Shares; M. Jandernoa, Warrants to purchase 130,598 Shares; M. Landstra, J. Landstra and Klock, Warrants to purchase 18,657 Shares each; and Mattes and Lopez, Warrants to purchase 3,732 Shares each.  The Warrants issued to the Investors have the same material terms as the 2010 Warrants.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The offering of the Notes, the Warrants, and the Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to an “accredited investor” within the meaning of Rule 501 of Regulation D. The recipient(s) of our securities took them for investment purposes without a view to distribution.  Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Seventh Amendment to the Note and Warrant Purchase Agreement dated as of January 31, 2011 by and between TechniScan, Inc. and Biotex Pharma Investments, LLC, Danal International Trading Corp.’ Michael Jandernoa, Carl Jandernoa and Kenneth Hungerford II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

February 4, 2011	By:	Steven K. Passey

Name: Steven K. Passey
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1

Seventh Amendment to the Note and Warrant Purchase Agreement dated as of January 31, 2011 by and between TechniScan, Inc. and Biotex Pharma Investments, LLC, Danal International Trading Corp.’ Michael Jandernoa, Carl Jandernoa and Kenneth Hungerford II.